UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

current report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 19, 2015
Date of Report (Date of Earliest Event Reported)

SOVRAN SELF STORAGE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Other Jurisdiction Of Incorporation)	1-13820 (Commission File Number)	16-1194043 (I.R.S. Employer Identification Number)

6467 Main Street
Williamsville, New York 14221
(Address of Principal Executive Offices)

(716) 633-1850
(Registrants' Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):
[ ] Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2015, Sovran Self Storage, Inc. (the “Company”) entered into Amendments to the existing employment agreements between the Company, its operating partnership, Sovran Acquisition Limited Partnership, and each of Robert J. Attea, Kenneth F. Myszka and David L. Rogers (the “Amendments”).    These Amendments were entered into as part of a succession plan for senior management of the Company.  The Amendments with respect to Messrs. Attea and Myszka, among other matters, provide for a term end date of December 31, 2017 and December 31, 2018, respectively, provide for a description of their duties during the term, provide that Messrs. Attea and Myszka will no longer participate in the Company’s incentive compensation and bonus plans after January 1, 2015 and January 1, 2016, respectively, and provide that the existing provisions in their employment agreements regarding gross-up payments are deleted.   Mr. Attea will continue serve as Executive Chairman.   Mr. Myszka will continue to serve as President of the Company, and as set forth below, Edward F. Killeen will assume the position of Chief Operating Officer.  The Amendment with respect to Mr. Rogers provides that the existing provision in his employment agreement regarding gross-up payments is deleted.

The above summaries of the Amendments do not purport to be complete and are qualified in their entirety by reference to the full text of the Amendments.  A copy of the Amendments are included as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K.

Also on January 19, 2015, the Company appointed Edward F. Killeen, age 51, as Chief Operating Officer of the Company, and Paul T. Powell, age 59, as Chief Investment Officer of the Company.   Mr. Killeen has been Executive Vice President of Real Estate Management of the Company since March 1, 2012 and has been with the Company since 1997.  Mr. Killeen is the brother-in-law of Mr. Attea, the Executive Chairman of the Board and a director of the Company.  Mr. Powell has been Executive Vice President of Real Estate Investment of the Company since March 1, 2012 and has been with the Company since 1997.

Also, on January 19, 2015, the Board of Directors (the “Board”) of the Company increased the number of directors to be elected to the Board from six (6) to seven (7) and elected Arthur L. Havener, Jr. and Mark G. Barberio to the Board.  There had been one vacancy on the Board since the October 2014 death of James R. Boldt.   Each new director was elected with a term expiring at the 2015 annual meeting of shareholders of the Company.  At this time, neither new director will serve on any committees of the Board.

Mr. Havener is principal of Stampede Capital LLC, which provides real estate consulting support to publicly traded real estate investment trusts and institutional investors.  Prior to forming Stampede, he was a Vice President of A.G. Edwards and Sons Inc., and Head of Real Estate Research from 2002 to 2007.    Mr. Havener also serves on the Board of Trustees of Boardwalk REIT, a Canadian REIT traded on the Toronto Stock Exchange.

Mr. Barberio is principal of Markapital, LLC.  Prior to forming Markapital, Mr. Barberio was employed by Mark IV, LLC (now Dayco, LLC) a global diversified manufacturing company from 1985 to 2013.  He served in a variety of positions at Mark IV, most recently as Co-Chief Executive Officer and Chief Financial Officer.

There are no arrangements or understandings between the new directors and any other person pursuant to which they were elected as directors of the Company and the new directors are not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K. The Board has affirmatively determined that each of the new directors is independent from management and its independent registered public accounting firm within the meaning of the New York Stock Exchange listing standards and as defined in the rules and regulations of the Securities and Exchange Commission.

The new directors will receive compensation in accordance with the Company’s director compensation program, with annual fees being prorated for the current year.

Item 8.01	Other Events

On January 20, 2015 and January 21, 2015, the Company issued press releases concerning the matters disclosed in this report.  Copies of the press releases are furnished as Exhibits 99.1 and 99.2.

Item 9.01	Financial Statements and Exhibits

The following Exhibits are filed herewith:

Exhibit No.	Description

10.1	Amendment to Employment Agreement between Sovran Self Storage, Inc., Sovran Acquisition Limited Partnership and Robert J. Attea dated January 19, 2015

10.2	Amendment to Employment Agreement between Sovran Self Storage, Inc., Sovran Acquisition Limited Partnership and Kenneth F. Myszka dated January 19, 2015

10.3	Amendment to Employment Agreement between Sovran Self Storage, Inc., Sovran Acquisition Limited Partnership and David L. Rogers dated January 19, 2015

99.1	Press Release dated January 20, 2015
99.2	Press Release dated January 21, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 21, 2015	SOVRAN SELF STORAGE, INC. By /s/ ANDREW J. GREGOIRE Name: Andrew J. Gregoire Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Amendment to Employment Agreement between Sovran Self Storage, Inc., Sovran Acquisition Limited Partnership and Robert J. Attea dated January 19, 2015

10.2	Amendment to Employment Agreement between Sovran Self Storage, Inc., Sovran Acquisition Limited Partnership and Kenneth F. Myszka dated January 19, 2015

10.3	Amendment to Employment Agreement between Sovran Self Storage, Inc., Sovran Acquisition Limited Partnership and David L. Rogers dated January 19, 2015

99.1	Press Release dated January 20, 2015
99.2	Press Release dated January 21, 2015